SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 2, 2014
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
First Amendment to Third Amended and Restated Employment Agreement of President and Chief Executive Officer
On December 2, 2014 (the “Effective Date”), DuPont Fabros Technology, Inc. (the “Company”) and one of its subsidiaries, DF Property Management LLC, entered into a first amendment (the “Amendment”) to the third amended and restated employment agreement (the “Original Agreement”) with Hossein Fateh, President and Chief Executive Officer of the Company. The Amendment extends for one year the term of the Original Agreement, which now will expire on December 2, 2015, with no provision for renewal.
Other than as described above, the terms of the Original Agreement have not been changed by the Amendment.
Adjustments to Annual Base Salary of Chief Financial Officer
On December 2, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company increased the annual base salary of Jeffrey H. Foster, the Company’s Executive Vice President and Chief Financial Officer by 15%, to $391,000.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

10.1	First Amendment to Third Amended and Restated Employment Agreement, dated December 2, 2014, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Hossein Fateh

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

December 8, 2014	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Third Amended and Restated Employment Agreement, dated December 2, 2014, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Hossein Fateh.